UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2005

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

          On November 21, 2005, Avigen, Inc. obtained formal consent from the Master Landlord to sublease a portion of the property under lease through November 30, 2010 at 1301 Harbor Bay Parkway, Alameda, CA.  Avigen entered into a sublease agreement with Pepgen Corporation for approximately 11,000 square feet of laboratory and office space through November 30, 2010.  A copy of the sublease agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

          On November 4, 2005, Avigen, Inc. entered into a sublease agreement for a portion of its leased facilities at 1301 Harbor Bay Parkway, Alameda, CA.

          In connection with this sublease agreement, the Company expects its prorated lease costs to exceed the anticipated revenue it will receive under the sublease for the associated portion of the facility.  As a result, for the period ending December 31, 2005, the Company estimates that it will incur exit costs representing the net present value of the unrecovered lease costs of approximately $71,500.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Sublease Agreement between Avigen, Inc. and Pepgen Corporation, dated November 4, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: November 23, 2005	By:	/s/ THOMAS J. PAULSON

Thomas J. Paulson
Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Sublease Agreement between Avigen, Inc. and Pepgen Corporation, dated November 4, 2005.